Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-284932) on Form S-4 of Quanterix Corporation of our report dated March 17, 2025, relating to the consolidated financial statements of Akoya Biosciences, Inc. and subsidiary, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

May 20, 2025